UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2010

COGENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50947	95-4305768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

639 North Rosemead Blvd. Pasadena, California	91107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 325-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As described in the Current Report on Form 8-K of Cogent, Inc. (the “Company”) dated August 29, 2010 (the “Original 8-K”), the Company’s President and Chief Executive Officer, Ming Hsieh, and certain stockholders affiliated with Mr. Hsieh, entered into a Voting and Tender Agreement (the “Voting Agreement”), effective as of August 29, 2010, with 3M Company (“3M”) in connection with the transactions contemplated by the Agreement and Plan of Merger dated August 29, 2010 among the Company, 3M and Ventura Acquisition Corporation, a wholly-owned subsidiary of 3M.

The sole purpose of this amendment to the Original 8-K is to file a copy of the Voting Agreement that corrects a scriveners’ error in Section 9 of the Voting Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Voting and Tender Agreement, dated August 29, 2010, by and among 3M Company and the stockholders listed on Schedule A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGENT, INC.

Date: September 3, 2010	By:	/s/ Paul Kim
Paul Kim
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

10.1	Voting and Tender Agreement, dated August 29, 2010, by and among 3M Company and the stockholders listed on Schedule A thereto.